g8wave, Inc.
Consolidated Financial Statements for the years ended December 31, 2006 and 2005 and Independent Auditor Report

g8wave, Inc.

Contents	Page

Report of Independent Registered
Public Accounting Firm	3

Consolidated Balance Sheet as of December 31, 2006 and 2005	4

Consolidated Statements of Operations for the years ended
December 31, 2006 and 2005	5

Consolidated Statements of Changes in Stockholders' Equity
for the years ended December 31, 2006 and 2005	6

Consolidated Statements of Cash Flows for the years ended
December 31, 2006 and 2005	7

Notes to Consolidated Financial Statements	8 - 20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
g8wave, Inc.
Boston, Massachusetts,

We have audited the accompanying consolidated balance sheets of g8wave, Inc. as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of g8wave, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
August 1, 2007

g8wave, Inc.
Consolidated Balance Sheets
December 31,

	2006	2005
Assets

Current Assets:
Cash	$4,081,176	$539,662
Accounts receivable, trade	1,506,415	1,552,927
Prepaid expenses	257,377	166,784
Due from affiliates	-	210,163
Corporation tax refund receivable	77,639	-
Deferred tax asset	37,209	53,830
Other assets	29,750	-

Total current Assets	5,989,566	2,523,366

Property, plant, and equipment	1,871,092	1,546,138
Accumulated depreciation	(1,571,864)	(1,252,544)
Net property, plant and equipment	299,228	293,594

Total Assets	$6,288,794	$2,816,960

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$1,872,500	$1,605,604
Deferred revenue	25,500	-
Due to affiliates	156,794	-

Total current liabilities	2,054,794	1,605,604

Stockholders' Equity:
Common stock, $.0000001 par value: 25,000,000 shares authorized;
9,500,000 shares issued and outstanding	1	1
Preferred Stock, $.0000001 par value; 7,550,000 shares authorized;
7,172,500 shares issued and outstanding	7,465,995	-
Notes receivable, stockholder	(37,888)	-
Additional paid-in-capital	26,575	-
Accumulated other comprehensive loss	(33,665)	(162,161)
Accumulated earnings (deficit)	(3,187,018)	1,373,516

Total Stockholders' Equity	4,234,000	1,211,356

Total Liabilities and Stockholders' Equity	$6,288,794	$2,816,960

See accompanying notes to consolidated financial statements

g8wave, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2006 and 2005

	2006	2005
Revenue	$9,480,246	$14,115,360

Cost of Sales	6,271,747	9,746,777

Gross Profit	3,208,499	4,368,583

Operating Expenses:
Administration	2,848,866	1,089,842
Sales and marketing	1,105,290	842,806
Information technology	1,103,396	759,422
Operations	779,486	584,115
Finance	329,348	253,288
Corporate	212,590	94,326
Depreciation and amortization	237,458	141,626
Total Operating Expenses	6,616,434	3,765,425

Operating (Loss) Income	(3,407,935)	603,158

Non-Operating Items:
Interest income	143,087	11,537

(Loss) income before provision for income taxes	(3,264,848)	614,695

Provision for income taxes	4,314	(226,130)

Net (Loss) Income	(3,260,534)	388,565

Other Comprehensive Income:
Foreign currency translation adjustment	128,496	(162,161)

Comprehensive (Loss) Income	$(3,132,038)	$226,404

See accompanying notes to consolidated financial statements

g8wave, Inc.
Consolidated Statements of Redeemable Preferred Stock and Stockholders' Equity
For the Years Ended December 31, 2006 and 2005

	Series A						Accumulated
	Convertible Redeemable Preferred Stock		Common Stock		Notes Receivable,	Additional Paid-in	Other Comprehensive	Accumulated Earnings	Total Stockholders'
	Shares	Amount	Shares	Par Value	Stockholder	Capital	Income	(Deficit)	Equity
Balance December 31, 2004	-	$-	-	$-	$-	$-		$1,318,860	$1,318,860

Issuance of stock in g8wave, Inc. November 4, 2005			1,000	1					1

Dividends								(333,909)	(333,909)

Net income								388,565	388,565

Foreign currency translation adjustments							(162,161)		(162,161)

Balance December 31, 2005	-	-	1,000	1	-	-	(162,161)	1,373,516	1,211,356

Common Stock split 9,500-for-1 under securities purchase agreement dated April 21, 2006			9,499,000	-					-

Issuance of stock under securities purchase agreement dated April 21, 2006	7,172,500	7,550,000			(50,000)				7,500,000

Issuance costs associated with securities purchase agreement dated April 21, 2006		(84,005)							(84,005)

Purchase of stock of g8wave, Ltd. recorded as dividend								(1,300,000)	(1,300,000)

Issuance of stock options to employees						26,575			26,575

Principal payments received on note receivable, stockholder					12,500				12,500

Interest receivable on note receivable, stockholder at December 31, 2006					(388)				(388)

Net loss								(3,260,534)	(3,260,534)

Foreign currency translation adjustments							128,496		128,496

Balance, December 31, 2006	7,172,500	$7,465,995	9,500,000	$1	$(37,888)	$26,575	$(33,665)	$(3,187,018)	$4,234,000

See accompanying notes to consolidated financial statements

g8wave, Inc.
Consolidated Statements of Cash Flows
Years ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities:
Net income (loss)	$(3,260,534)	$388,565
Adjustments to reconcile net (loss) income to net cash
flows from operating activities:
Depreciation and amortization	237,458	141,626
Compensation expense - stock options and warrants	26,575	-
Changes in operating assets and liabilities:
Accounts receivable, trade	243,805	(47,022)
Prepaid Expenses	(69,528)	(22,450)
Deposits	(29,750)	-
Stockholder interest receivable	(388)	-
Corporation tax refund receivable	(73,026)	-
Deferred income tax	22,645	11,573
Accounts payable and accrued expenses	59,019	(1,019,846)
Deferred revenue	25,500	-
Total adjustments	442,310	(936,118)
Net cash used in operating activities	(2,818,224)	(547,553)

Cash Flows From Investing Activities:
Purchase of trademark	(100,000)	-
Property and equipment expenditures	(110,841)	(135,892)
Principal payments received on note receivable, stockholder	12,500	-
Net cash flow used in investing activities	(198,341)	(135,892)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	1	-
Proceeds from issuance of preferred stock	7,500,000	-
Issuance costs related to preferred stock	(84,005)	-
Payment of dividends	(1,300,000)	(353,255)
Due from/to affiliates	371,144	(108,410)
Net cash flow provided by (used in) financing activities	6,487,140	(461,665)

Effect of exchange rate changes on cash	70,940	(139,612)

Net Increase (Decrease) in Cash	3,541,514	(1,284,722)

Cash, Beginning of Year	539,662	1,824,383

Cash, End of Year	$4,081,176	$539,661

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$4,391	$-
Noncash Investing Activities:

Note receivable, stockholder	$50,000	$-

See accompanying notes to consolidated financial statements

g8wave, Inc.
Notes to Consolidated Financial Statements

1.            Nature of Business

g8wave, Inc. (the “Company”) was incorporated in the State of Delaware on November 4, 2005 and commenced operations in early 2006. The Company and its subsidiary is a worldwide integrated, mobile media company and provider of interactive entertainment, social networking technologies and community services to the mobile market. The Company maintains its headquarters in Boston, Massachusetts and its operations center in London, England.

The Company is subject to risks common to emerging, technology-oriented companies including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, and the need to obtain adequate financing to fund future operations

The Company’s financial statements have been prepared on the basis of continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business.

Management expects operating losses and negative cash flows to continue for the foreseeable future because of costs and expenses related to selling and marketing of its services, continued development of the Company’s technology, and development of relationships with other businesses. Failure to generate sufficient revenues or raise additional financing would have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives.

2.            Basis of Presentation and Consolidation

The accompanying consolidated financial statements present the results of operations of the Company’s U.S. parent and U.K. subsidiary for the years ended December 31, 2006 and 2005. All material inter-company accounts and transactions between the Company and its subsidiary have been eliminated in consolidation.

The Company acquired the stock of g8wave, Ltd. on April 21, 2006 from an entity controlled by a relative of the founding stockholder. The purchase was recorded as a dividend by the Company and the historical financial information of the acquired company has been consolidated into the financial statements as presented.

3.            Summary Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company’s revenue is derived primarily from telecommunications arrangements and from mobile marketing services. The Company applies the guidelines for revenue recognition established in SEC Staff Accounting Bulleting No. 104 “Revenue Recognition in Financial Statements.” These guidelines establish that revenue can only be recognized when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the sales price is fixed or determinable and (4) collectibility is reasonably assured.

g8wave, Inc.
Notes to Consolidated Financial Statements

Revenue is recognized as services are provided for telecommunications arrangements. Revenue from mobile marketing services is recognized on the completed-contract basis when the services are completed and accepted by the customer. The completed-contract method is used because the Company’s contracts for these types of services are typically either short-term in duration or management is unable to make reasonably dependable estimates of the costs of the contracts.

Deferred revenue is recorded for products or services that have not been provided but have been invoiced under contractual agreements or paid for by a customer, or when products or services have been provided but the criteria for revenue recognition have not been met.

Cash and Cash Equivalents— The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents. At December 31, 2006, the Company did not have any investments with maturities greater than three months.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution.

Accounts Receivable - Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2006, there was no allowance for doubtful accounts.

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist of accounts receivable. The Company maintains its temporary cash in highly rated financial institutions. The Company periodically assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Fair Value of Financial Instruments - The carrying amounts of the Company’s financial instruments, which includes, accounts payable, accrued expenses, and equity instruments, approximate their fair value.

Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. Depreciation is provided using the straight-line method over their estimated useful lives, usually 3 to 5 years.

Intangible Assets - Identifiable intangible assets consist of a trademark. This trademark is recorded at cost. This trademark is not subject to amortization as that it has an indefinite life, but is subject to annual assessment, at a minimum, for impairment by applying a fair-value based test.

g8wave, Inc.
Notes to Consolidated Financial Statements

Impairment of Long-Lived Assets - The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets. SFAS No. 144 requires that the Company review for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its disposition value is less than the carrying amount. The Company evaluated the trademark at December 31, 2006 and determined that the carrying amount of the trademark was impaired and as such recorded impairment on the intangible asset to bring its recorded value down to zero.

Stock-Based Compensation—The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, as supplemented by the interpretation provided by SEC Staff Accounting Bulletin No. 107, issued in March 2005. (SFAS 123R replaced SFAS 123, Stock-Based Compensation, issued in 1995.) Under this method, the fair value of all common stock granted or modified after adoption must be recognized in the statement of operations and total compensation cost related to non-vested awards not yet recognized, determined under the original provisions of SFAS 123, must also be recognized in the statement of operations.

Income Taxes - The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities reflect the impact of temporary differences between amount of assets and liabilities for financial reporting purposes and such amounts as measured under enacted tax laws. A valuation allowance is required to offset any net deferred tax assets if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation - For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenue, expenses, and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of December 31, 2006 and 2005 the exchange rate for the United Kingdom Pound was $1.9591 U.S. and $1.7208, respectively, for ₤1.00.

The functional currency of the Company’s U.K. subsidiary is the local currency. The financial statements of the subsidiary are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and the average rate of exchange for the period for revenue, costs and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

g8wave, Inc.
Notes to Consolidated Financial Statements

4.            Property and Equipment

Property and equipment consists of the following at December 31:

	2006	2005
Computer equipment	$1,248,890	$1,021,614
Software	403,880	$338,377
Furniture and fixtures	139,730	117,116
Leasehold Improvements	78,592	69,031
	1,871,092	1,546,138

Less: accumulated depreciation and amortization	(1,571,864)	(1,252,543)

Net book value	$299,228	$293,595

Depreciation expense for the years ended December 31, 2006 and 2005 was $137,458 and $141,626, respectively.

5.            Redeemable Convertible Preferred Stock

The Company has authorized 7,550,000 shares of $.0000001 par value convertible preferred stock of which 7,172,500 shares were issued and outstanding at December 31, 2006.

The terms of the Series A Convertible Preferred Stock are as follows:

Voting
The holders of the Series A Convertible Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each Preferred Stock is convertible at the time of such vote.

Dividends
The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available, dividends, payable in preference and priority to any payment of any dividend on common stock. No dividends shall be made with respect to the common Stock until all declared dividends on the Series A Preferred Stock have been paid. The rate of such dividend shall be 8% per annum of the Original Issue Price and shall be distributed ratably among all holders of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Sock held by such holders. The right to such dividends shall not be cumulative and no right shall accrue to holders of Preferred Stock because dividends are not declared in any year. No dividends on the Series A Preferred Stock have been declared or paid by the Company through December 31, 2006.

g8wave, Inc.
Notes to Consolidated Financial Statements

Conversion
Each share of Series A Preferred Stock, at the option of the holder, is convertible into a number of fully paid shares of common stock based upon a conversion calculation as defined. Conversion is automatic immediately upon the earlier of i) the written consent or agreement of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting together as a single class or ii) closing of a firm commitment underwritten public offering in which the public offering (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) aggregate proceeds raised exceeds $20 million, provided that the offering price per share is not less than $5.00 per share.

The number of shares of common stock by which each share of Series A Preferred Stock shall convert is determined by dividing $1.0526315 per share (subject to adjustment from time to time for recapitalizations) by $1.0526315 (subject to adjustment from time to time for recapitalizations).

Redemption
The holders of the Series A Preferred Stock have redemption rights beginning on April 15, 2011. Any holder of Series A Convertible Preferred Stock may require the Company to redeem all of the shares of Series A Convertible Preferred Stock held by such holder at a price equal to the original Series A issuance price plus any adjustments for recapitalizations.

If the Company does not have sufficient funds legally to redeem all the shares of Series A Preferred Stock requested to be redeemed at the Redemption Date, then the Company shall redeem such shares ratably to the extent possible and shall redeem the remaining shares as soon as sufficient funds are legally available.

6.            Common Stock

In April 2006, the Company’s Board of Directors declared a 9,500-for-1 split of the outstanding common stock, pursuant to which one share of common stock outstanding and held by the stockholders of record was split into 9,500 shares of common stock. In addition, the Board of Directors increased the authorized number of shares of common stock from 1,000,000 shares to 25,000,000 shares.

At December 31, 2006 the Company had 25,000,000 shares of voting common stock authorized, $.0000001 par value, of which 9,500,000 shares were issued and outstanding. In addition, at December 31, 2006, the Company has reserved 7,697,684 shares of common stock for the conversion of Series A Preferred Stock, and the exercise of warrants and stock options.
Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the
Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

7.            Restricted Stock

During 2006, the Company placed the following restrictions on 50% of the founding stockholder’s stock:

1.) For so long that the founding stockholder is employed by the Company, commencing on May 21, 2006, 1/24 of the shares of restricted stock will cease to be restricted at the end of each following month.

g8wave, Inc.
Notes to Consolidated Financial Statements

2.) Other than transfers to immediate family as defined by the “Co-Sale and Right of First Refusal Agreement”, restricted stock may not be transferred except as set forth in the “Co-Sale and Right of First Refusal Agreement”.

3.) If the employment of the founding stockholder is terminated for other than good reason, the shares of restricted stock on the date of such termination shall be subject to a right of repurchase by the Company at the par value thereof. Out of the 4,750,000 original shares of restricted stock 1.385,417 shares ceased to be restricted as of December 31, 2006.

8.             Stock Option and Grant Plan

In 2006, the Company adopted the 2006 Equity Incentive Plan (the “Plan”) that provides for the issuance of common stock and restricted stock of the Company or to grant incentive stock options “ISOs” or non qualified stock options for the purchase of common stock. Options vest in accordance with the provision of the Plan commencing on the date of grant at a price not less than fair market value as determined by the Board of Directors at the date of the grant. The term of the options is 10 years and the exercise price of incentive stock options can be no less than 100% of fair value per share of the Company’s common stock on the date of grant. Any individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible under the plan unless (i) the exercise price of the option is at least 110% of the fair market value of a share on the date of grant, (ii) the purchase price (if any) is at least 100% of the fair market value of a share on the date of purchase, and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant. Options generally vest over five years. The number of shares reserved for stock awards under the Plan is 2,641,541 at December 31, 2006. No options were exercised as of December 31, 2006.

There were no transactions in the Plan during 2005. A summary of the stock option activity under the Plan for the year ended December 31, 2006 is as follows:

		Weighted
	Number of stock options	average exercose price

Outstanding at January 1, 2006	0	0.00

Granted	358,459	0.10

Outstanding at December 31, 2006	358,459	$0.10

The weighted average fair value of options granted in 2006 was $0.10. No options were granted in 2005.

g8wave, Inc.
Notes to Consolidated Financial Statements

The following table summarizes information about stock options outstanding at December 31,
2006:

	Options outstanding			Options exercisable
Exercise price	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
$ 0.10	358,459	9.80	$0.10	202,043	$0.10

A summary of activity related to non-vested stock options as of December 31, 2006 is indicated in the following table:

Nonvested at January 1, 2006	-	-

Granted	358,459	0.10
Vested	(202,043)	0.10
Cancelled	-	-

Nonvested at December 31, 2006	156,416	$0.10

The Company recognized $14,399 of compensation expense related to vested share-based awards in 2006. As of December 31, 2006, there was an additional $11,779 of total unrecognized compensation cost related to unvested share-based awards. This cost is expected to be recognized over a weighted average period of approximately three years.

The fair value of options on their grant date was measured using the Black-Scholes option pricing model. Key assumptions used to apply this pricing model are as follows at December 31, 2006 and 2005:

	2006	2005

Risk-free interest rate	4.75	N/A
Expected volatility	120%	N/A
Expected life of option	5 years	N/A
Expected dividend yield	0%	N/A

9.             Common Stock Warrants

The Company had outstanding 166,725 warrants to purchase common stock at December 31, 2006. Each warrant entitles the holder to purchase one share of common stock at $0.10 per share. The warrants expire on August 1, 2009. The Company recognized $12,176 of compensation expense related to the stock warrant grant in 2006.

g8wave, Inc.
Notes to Consolidated Financial Statements

The fair value of warrants on their grant date was measured using the Black-Scholes option pricing model. Key assumptions used to apply this pricing model are as follows at December 31, 2006 and 2005:

	2006	2005

Risk-free interest rate	4.75	N/A
Expected volatility	120%	N/A
Expected life of option	5 years	N/A
Expected dividend yield	0%	N/A

10.          Note Receivable, Stockholder

During April 2006, the Company loaned the founding stockholder $50,000 in connection with the issuance of the Series A Convertible Preferred Stock. Principal and accrued interest is to be repaid in quarterly installments with final payment due in May 2008. Interest on the outstanding balance is accrued at an annual rate of 6.00% and totaled $1,872 as of December 31, 2006. As of December 31, 2006, the outstanding principal balance totaled $37,500. Interest receivable at December 31, 2006 on the note totaled $388.

11.         Income Taxes

The following represents a reconciliation between the expected statutory Federal rate of 35% to the actual tax rate in the financial statements:

2006

Income tax (benefit) based on expected tax rate	$(1,142,697)
State tax (benefit), net of Federal effect	(195,891)
Permanent difference (primarily meals and entertainment)	25,153
US tax rate in excess of UK tax rate	8,404
Benefit of UK loss carried back	26,959
Benefit of US loss not recognized	1,282,386

Net income tax	$4,314

g8wave, Inc.
Notes to Consolidated Financial Statements

The following is a schedule of the Company’s deferred tax assets and liabilities as of December 31, 2006 and 2005:

	2006	2005
Deferred tax assets:
Accounts payable	$41,926	$-
Deferred revenue	10,455	-
Accrued expenses	77,205	-
Depreciation	36,616	53,830
Stock options and warrants	10,896	-
Net operating loss	1,156,795	-
	1,333,893	53,830
Deferred tax liabilities
Accounts receivable	13,598	-
Accrued expenses	41,699	-
	55,297	-

	1,278,596	53,830
Valuation allowance	(1,241,387)	-

Net deferred tax asset	37,209	53,830

For U.S. income tax purposes the Company uses the cash method of accounting.

At December 31, 2006 and 2005 the Company has federal net operating loss carry forwards of approximately $2,821,000 and $0 respectively, which expire in 2026 for federal tax purposes and 2011 for state tax purposes.

Realization of the future tax benefits is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership, including a sale of the Company or significant changes in ownership due to sales of equity, may have limited, or may limit in the future, the amount of net operating loss carryfowards which could be used annually to offset future taxable income. The amount of any annual limitation is determined based upon the Company’s value prior to an ownership change.

g8wave, Inc.
Notes to Consolidated Financial Statements

12. Commitments

The Company leases its London, England office space under non-cancelable operating leases that expire on April 1, 2009. Total rent expense under these operating leases was approximately $148,678 and $146,867 for the years ended December 31, 2006 and 2005, respectively.

Future minimum lease payments under non-cancelable operating leases as of
December 31, 2006 and 2005 are as follows:

Year	Operating Lease
2006	$148,678
2007	$158,054
2008	$158,054
2009	$39,513

The Company leases its Boston, Massachusetts office space from an entity controlled by a relative of the founding stockholder of the Company under terms of a lease that expire February 2011. Minimum lease payments are subject to annual increases.

At December 31, 2006, the future minimum lease payments under this operating lease are as follows:

Year Ending December 31:	Amount
2007	$114,456
2008	119,476
2009	125,500
2010	131,524
2011	22,088
$513,044

The lease also provides for additional rent in the form of a proportionate share of real estate taxes and operating costs during the lease term. Rent and facility expense for this operating lease totaled approximately $95,380 for the year ended December 31, 2006. Prepaid expenses included one month of rent totaling $9,538 for the year ended December 31, 2006.

g8wave, Inc.
Notes to Consolidated Financial Statements

Additionally, during 2006, the Company leased office space in the U.S. from an unrelated party. This lease required payments of $2,239 per month and expired in October of 2006. Total rent expense for the lease was $6,717 for the year ended December 31, 2006.

13.          Related Party Transactions

Related parties controlled through common ownership are as follows:

The Boston Phoenix Trust
Infort, Inc.
Stuff Magazine, LLC
Tele-Publishing of Canada, LLC
Tele-Publishing, Inc.
TP Corporation
TPI International LP

Operations
The Company makes non-interest bearing advances to and from related entities and charges fees and expenses in the normal course of business for management and other administrative services. The balance due to these entities as of December 31, 2006 was $156,974 and due from these entities as of December 31, 2005 was $210,163.

Transition Services Agreement
Management fees are paid to The Boston Phoenix Trust pursuant to a year-to-year service and facilities agreement. The fee is based on the Company’s allocable share of personnel, facilities, and equipment costs incurred by The Boston Phoenix Trust on its behalf. Total management fees paid to The Boston Phoenix Trust for the year ended December 31, 2006 amounted to $99,000. Prepaid management fees paid to The Boston Phoenix Trust as of December 31, 2006 amounted to $11,000.

g8wave, Ltd. acquisition
On April 21, 2006 the Company acquired all the outstanding capital stock of g8wave, Ltd. from an entity controlled by a relative of the founding stockholder for $1,300,000. The payment was recorded as a dividend by the Company.

Trademark acquisition
On April 21, 2006, the Company acquired the “g8wave” trademark and related intellectual property from an entity controlled by a relative of the founding stockholder for $100,000. The Company wrote off the payment of the trademark by December 31, 2006.

Other assets acquisition
On April 21, 2006, the Company acquired assets, consisting of account receivable and prepaid expenses, from an entity controlled by a relative of the founding stockholder for $100,000. The deal also included forgiveness of debt owed by the Company to the entity. The total net book value of the assets received by the Company, including the forgiveness of debt, was $301,327. The Company wrote down the value of the prepaid assets by $201,327 upon the recording of the transaction.

g8wave, Inc.
Notes to Consolidated Financial Statements

14.          Concentrations

Significant Sources of Revenue
Significant sources of revenue are derived from the Company’s relationships with wireless carriers. The failure to successfully negotiate agreements with such wireless carriers on favorable terms or to maintain such relationships could have a materially adverse effect on revenues. The Company considers its mobile content distribution to be concentrated when a single carrier accounts for more than 25% of the total gross revenue generated from usage.

Concentration of Credit Risk
The Company has potential concentration of credit risk, in that, at times, it may maintain deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

15.          Subsequent Events

Employment Agreement
On April 2, 2007 the Company entered into an employment agreement with Habib Khoury to employ Mr. Khoury as the Company’s President and Chief Executive Officer. The term of the agreement extends to February 28, 2010. Mr. Khoury’s base salary during the term is $280,000 per year and he is eligible to receive an annual performance bonus of up to 50% of the base salary. Additionally, in connection with the Company’s proposed Reverse Merger and Public Offering, Mr. Khoury is entitled to receive restricted stock units equal to, in total, 300,000 shares of common stock and 6% of the outstanding shares of the Company immediately following the merger.

Stock Options
On January 10, 2007 the Company granted options under the 2006 Stock Option and Purchase Plan (the “Plan”) to P.J. Shapiro, a consultant to the Company. Mr. Shapiro was granted options to purchase 83,363 shares of common stock at an exercise price of $0.10 per share.

On March 23, 2007 the Company increased the number of shares available for grant under the Plan by 225,000

On April 17, 2007 the Company granted options under the Plan to three employees. The employees were granted options to purchase a total of 70,000 shares of common stock at an exercise price of $0.12 per share.

On July 10, 2007 the Company granted options under the Plan to employees, consultants and advisors. They were granted options to purchase a total of 385,000 shares of common stock at an exercise price of $0.14 per share.

Advisory Agreement
On July 1, 2007 the Company entered into an advisory agreement with Greenwave Partners LLC, (“Greenwave”) whereby Greenwave would provide certain financial, strategic and advisory services to the Company in exchange for a consulting fee of $10,000 per month. The engagement would not commence unless and until the reverse-merger closes and the Company receives equity financing from unaffiliated third parties of at least $2.0 million after July 1, 2007 and prior to January 1, 2008.

g8wave, Inc.
Notes to Consolidated Financial Statements

Notes Receivable, Shareholder
On July 11, 2007 the Company agreed to forgive the outstanding balance of the loan to the founding shareholder. The balance of the loan at the time of the forgiveness was $31, 250.